UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2011

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 16, 2011, Neenah Paper, Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to its Amended and Restated Credit Agreement, dated as of November 5, 2009, as amended by that certain First Amendment dated as of March 31, 2011 (as amended, the “Restated Credit Agreement”) by and among the Company, certain of its subsidiaries as co-borrowers, Neenah Paper Company of Canada, as guarantor, the Lenders party thereto, JPMorgan Chase Bank, N.A., as agent for the Lenders, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Collateral Agent.

The Second Amendment, among other things, amends the covenants in the Restated Credit Agreement to permit the Company to repurchase (1) up to $15,000,000 of its own stock on or before December 31, 2012, and (2) up to an additional $10,000,000 of its stock annually thereafter during the term of the Restated Credit Agreement, subject to the terms and conditions contained in the Second Amendment.

The Restated Credit Agreement, as amended by Second Amendment, contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the Restated Credit Agreement, cross-defaults to certain other indebtedness, bankruptcy, insolvency, various ERISA violations, the incurrence of material judgments and changes in control.

Item 8.01 Other Events

On November 17, 2011, the Company announced that its Board of Directors approved a nine percent increase in the dividend on the Company’s common stock. The annual dividend will increase from $0.44 to $0.48 per share and will continue to be paid in four equal quarterly installments. The next installment, at the new higher rate of $0.12 per share, is scheduled to be paid in March 2012 to shareholders of record as of February 2012.  The press release announcing dividend increase is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press release dated November 17, 2011.

Cautionary Note Regarding Forward-Looking Statements

Certain of the foregoing statements may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: (i) changes in prices for pulp, energy, latex and other raw materials, (ii) worldwide economic conditions, (iii) U.S. dollar/Euro and other exchange rates, (iv) significant capital and credit market volatility, (v) the availability of raw materials, (vi) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and (vii) the ability of the company to realize anticipated cost savings. These and other factors that could cause or contribute to actual results differing materially from any forward-looking statements are discussed in more detail in our other filings with the Securities and Exchange Commission.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: November 17, 2011	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

3